Exhibit 99.2

Sealed Air Corporation
Park 80 East
Saddle Brook, NJ 07663-5291

for release: June 8, 2004	Contact:	Eric D. Burrell
201-791-7600

SEALED AIR TO DISCUSS MOTION TO VACATE COURT OPINION

SADDLE BROOK, N.J., Tuesday, June 8, 2004 - Sealed Air Corporation (NYSE:SEE) announced today that it will hold a conference call on Wednesday, June 9, 2004 at 9:00 a.m. (ET) to discuss its recent decision to file a motion with the District Court of Delaware requesting that the court vacate the July 29, 2002 opinion on the legal standard to be applied relating to the fraudulent transfer claims against the Company.

You may ask questions on the call by dialing (800) 810-0924 (domestic) or (913) 981-4900 (international).  Please call 15 minutes before the teleconference is due to begin.

The conference call will be webcast live on Sealed Air’s web site at www.sealedair.com under the Presentations & Events button in the Investor Information section.  Listeners should go to the web site prior to the call to register, and to download and install any necessary audio software.  Replay information will be made available on the Company’s web site.

Business

Sealed Air is a leading global manufacturer of a wide range of food and protective packaging materials and systems including such widely recognized brands as Bubble Wrap® cushioning, Jiffy® protective mailers and Cryovac® food packaging products.  For more information about Sealed Air Corporation, please visit the Company’s web site at www.sealedair.com.